Exhibit 10.21

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is entered into on the 15th day of October 2023 by and between Ocean Street Partners, Inc. (hereinafter “Consultant”) and Gelteq Ltd, an Australian corporation (hereinafter “Company”).

HEREAFTER the Company and Consultant are referred to collectively as “Parties”, and singularly as “Party”.

WHEREAS the Parties desire to set forth the terms and conditions under which the said financial and strategic planning services shall be performed,

NOW, THEREFORE in consideration of the promises of the mutual covenants herein, the Parties hereto agree as follows:

ARTICLE I-SCOPE OF SERVICES

During the term of this Agreement, Consultant shall provide advice to undertake for, and consult with the Company and/or its subsidiaries concerning financial and strategic planning, including, corporate organization and structure, financial matters in connection with the operation of the business of the Company, expansion of services, and shall review and advise the Company regarding its overall progress, needs, and condition and the Services set out in the Schedule. Consultant agrees to provide on a timely basis the following enumerated services in addition to any other services contemplated thereby:

(a) Evaluate and assist in any potential joint venture and/or business development candidates for the Company.

(b) Interface, screen and potentially manage outside service providers including, but not limited to, assisting Investor and Media Relations on Company investor decks both pre and post IPO.

(c) Advise with recommendations regarding corporate financing including the structuring, terms, and content of bank loans, institutional loans, private debt funding, mezzanine financing, and other equity or debt financing of a public and/or private nature and work with Company to assemble and organize due diligence materials for presentation to potential financing sources.

(d) Assist in negotiating the terms and conditions of a financing as well as introduce potential investors and orders leading up to the IPO.

(e) Introduce the Company to business development opportunities, and capital sources to provide equity and/or debt financing.

(f) Review and provide advice and/or assistance in the presentation, design, style and functionality of the Company’s public communication materials, including the Company’s website and corporate presentations from time to time at various industry and/or investment banking conferences and tradeshows for the purpose of raising the public awareness of the Company and its properties.

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

(g) Manage, coordinate, and assist with a NASDAQ IPO and listing with an estimated goal of a successful listing on or before December 31, 2023.

(h) Work with the Company to identify and document the services to be provided by the Consultant to the Company in respect of post listing consulting services including advising the Company on what services and compliance matters will be required for the Company to comply with its obligations as a listed entity and assisting with such obligations. The fees paid under this agreement are in consideration of the provision of all such services.

Anything to the contrary in this Agreement notwithstanding, the services to be rendered by Consultant shall not include any activities which could be deemed by the Securities and Exchange Commission to constitute activities requiring Consultant to be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended.

ARTICLE II-PERIOD OF PERFORMANCE

The Period of Performance under this Agreement shall begin immediately upon execution by both parties and will continue for an initial six (6) month period. Prior to the Company listing on the NASDAQ, this Agreement may be terminated by either party with at least 30 days advance written notice provided that the Consultant continues to provide the Services under this Agreement during the notice period. After the Company has listed on the NASDAQ, this Agreement may be canceled by either party with at least 60 days advance written notice provided that the Consultant continues to provide the Services under this Agreement during the notice period.

ARTICLE III-CONTRACTUAL RELATIONSHIP

In performing the services under this Agreement, Consultant shall operate as, and have the status of, an independent contractor. Consultant shall not have authority to enter into any contract binding the Company or create any obligations on the part of the Company, except as shall be specifically authorized by the Company. The Company and Consultant will be mutually responsible for determining the means and the methods for performing the services described in ARTICLE I.

ARTICLE IV-COMPENSATION

As full consideration for the performance of the basic services described above, the Company shall pay Consultant, or their broker dealer affiliate if applicable, compensation as set forth on Exhibit A to this Agreement.

ARTICLE V- DUE DILIGENCE MATERIAL

Subject to review by Consultant, the Company shall provide the required Due Diligence Materials. The Company represents and warrants that to the best of its knowledge: the information contained in its Due Diligence Materials will not include any misstatement of material fact or omit to state any material fact required to be stated therein or necessary to make statements contained therein, in light of the circumstances under which they are being made, not misleading. The Company agrees to advise Consultant immediately in writing of the occurrence of any event or any other change known to the Company which results in the Due Diligence Materials containing a misstatement of material fact or omitting any material fact required to be stated therein or necessary to make statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees to be solely responsible for the accuracy and completeness of the Due Diligence Materials. The Consultant agrees to immediately notify the Company upon becoming aware of any inaccuracy or misstatement or misleading statement in the Due Diligence Materials. The Company further agrees that its failure or inability to expeditiously provide such data or information, or to secure timely access to key personnel and facilities, may have a material adverse effect on the scope, timing and success of this engagement. The Consultant agrees that it will notify the Company of all materials that it requires in a timely manner sufficient for the Company to prepare the Due Diligence Materials having regard to the nature of the requirement. The Company authorizes Consultant, as its agent, to furnish any financing source with copies of the Due Diligence Materials and any other documents or relevant information supplied to Consultant, so long as the source is under NDA. Since Consultant must at all times rely upon the accuracy and completeness of information supplied to it by the Company’s officers, directors, agents, and employees, the Company agrees to indemnify, hold harmless, and defend Consultant, its officers, agents or employees at the Company’s expense, in any proceeding or suit which may arise out of and/or due to any inaccuracy or incompleteness of such Due Diligence Material supplied by the Company to Consultant.

Company acknowledges that there is an affirmative obligation on its part to use its best efforts to assist Consultant in its efforts and performance under this Agreement, such as making Company representatives reasonably available for participation in investor presentations and meetings, providing reasonable responses to and/or documentation addressing requests for Due Diligence Material and other actions as Consultant may reasonably request in its sole discretion. The Consultant acknowledges that it must provide sufficient notice to the Company of requirements of the Company set out in this clause in order for the Company to comply and have sufficient time to prepare for such presentations and meetings.

ARTICLE VI-INDEMNIFICATION

Company’s indemnity to the Consultant: The Company agrees to indemnify, defend and hold harmless the Consultant, its officers and its respective agents and affiliates against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened, or any claim whatsoever) arising out of the Company’s performance of its obligations hereunder or any violation or alleged violation by Company of any law relating thereto. This indemnity shall not apply either in full or part, and Consultant shall indemnify and hold Company and its respective agents harmless from and against all liabilities, where the liability was caused or contributed by the Consultant’s or its agents’ or affiliates’ act, omission, negligence or breach of this Agreement or law.

Consultant’s indemnity to Company: The Consultant agrees to indemnify, defend and hold harmless the Company, its officers and its respective agents and affiliates against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened, or any claim whatsoever) arising out of the Consultant’s performance of its obligations hereunder or any violation or alleged violation by Consultant of any law relating thereto. This indemnity shall not apply either in full or part, and Company shall indemnify and hold Consultant and its respective agents harmless from and against all liabilities, where the liability was caused or contributed by the Company’s or its agents’ or affiliates’ act, omission, negligence or breach of this Agreement or law.

1048 Irvine Ave ● Suite 1004 ● Newport Beach, CA ● 92660 ● (949) 427-8585 ● www.oceanstreetpartners.com

ARTICLE VII-ASSIGNMENT

This Agreement may not be assigned by either Party, including but limited to assignment by operation of law, without the express written consent of the other Party, which consent such Party may grant or withhold in its sole discretion. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their successors and permitted assigns. A change of control of the Consultant will be a deemed assignment as though the entity taking control was an assignee.

ARTICLE VIII-REPRESENTATIVE AND NOTICES

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given: (a) on the date of service if served personally on the party to whom notice is to be given; (b) on the day of transmission if sent via email or facsimile transmission during normal business hours, and on the day immediately following transmission if sent via email or facsimile after normal business hours, to the email address or facsimile number given below, and confirmation of receipt is obtained promptly after completion of transmission; (c) on the day after delivery to Federal Express or a similar overnight courier or the Express Mail service maintained by the United States Postal Service; or (d) on the fifth (5th) day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the party as follows:

If to Company:	Gelteq Ltd
[*****]
Attention: [*****]
Email: [*****]

If to Consultant:	Ocean Street Partners, Inc.
[*****]
Attention: [*****]
Facsimile: [*****]
Email: [*****]

1048 Irvine Ave ● Suite 1004 ● Newport Beach, CA ● 92660 ● (949) 427-8585 ● www.oceanstreetpartners.com

Any Party may change its address for the purpose of this section by giving the other Party written notice of its new address in the manner set forth above.

ARTICLE IX-GOVERNING LAW AND VENUE

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

If a dispute arises out of or relates to this Agreement, a party must not commence any court or other proceedings relating to the dispute and agrees instead to follow the following procedure:

(a)	the party claiming that a dispute has arisen must give written notice to the other party specifying the nature of the dispute;

(b)	on receipt of that notice by that other party, the parties must endeavour in good faith to resolve the dispute using informal dispute resolution techniques such as mediation, expert evaluation, arbitration or similar methods agreed by them;

(c)	if the parties do not agree within 10 days of receipt of the notice (or such further period as the parties agree in writing) as to:

A.	the dispute resolution method and procedures to be adopted;

B.	the timetable for all steps in those procedures; and

C.	the selection and compensation of the independent person required for such method,

the parties must mediate the dispute in accordance with the Mediation Rules of the International Chamber of Commerce. The parties agree that no dispute arising under this agreement will be brought or litigated in a court.

ARTICLE X-OTHER ACTIVITIES OF CONSULTANT

The Company recognizes that Consultant now renders and may continue to render services of the same nature as it will be rendering to the Company to other companies that may conduct business and activities similar to those of the Company. Nothing in this Agreement shall prevent or prohibit Consultant from working with any other person or entity (a “Third Party”) at any time provided that the Third Party does not provide or manufacture gel based nutritional or supplement products Consultant shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary in order to provide the agreed upon services hereunder. The Consultant agrees that it will resource its obligations under this Agreement so that it is responsive to the Company and is able to meet agreed project deadlines.

ARTICLE XI – CONFIDENTIALITY

Confidential Information includes any information marked as confidential and any information received or developed by the Company, which is not publicly available relating to any aspect of the Company’s actual business, proposed business or that of its affiliates or associates or subsidiaries (including without limitation: and any formulations, customer data, supplier information, ingredients, fundraising strategy, information pertaining to the proposed listing, investor and prospective investor information, investment documents, marketing decks, prospective clients, recipes, product data, strategies, patents, marketing information, strategy and proposed products) , whether provided directly to the Consultant or made available to the Consultant in any form whether material, document or verbal.

1048 Irvine Ave ● Suite 1004 ● Newport Beach, CA ● 92660 ● (949) 427-8585 ● www.oceanstreetpartners.com

The Consultant agrees to keep the Confidential Information confidential and to use and disclose such information only for the purposes of performance of its obligations under this Agreement and otherwise if such disclosure is in the best interests of the Company.

The Consultant agrees that it will:

(a)	not disclose any Confidential Information to anyone else except as permitted under this Agreement and the recipient is aware of and will be bound in writing by confidentiality obligations; and

(b)	limit the disclosure of the Confidential Information within its own organization only to those of its officers, contractors, and employees to whom such disclosure is strictly necessary for the purposes of this Agreement and who have been made aware of its confidential nature and have agreed to keep the information confidential in accordance with the terms of this clause.

The obligations of confidentiality in this clause will not apply to information which:

(a)	is generally available in the public domain except where such availability is as a result of a breach of this Agreement; or

(b)	is required to be disclosed by an applicable law or court order.

The Consultant agrees to indemnify the Company fully against all damages, losses, liabilities, claims, costs and expenses which the Company incur either directly or indirectly as a result of any breach of this clause by the Consultant.

ARTICLE XI(A) - INTELLECTUAL PROPERTY

The provision of the Services may include the development of Intellectual Property (Materials) either solely or jointly with others. The Contractor hereby:

(a)	assigns immediately, upon creation of the Materials, to the Company absolutely all rights), title, and interest in and to the Materials and all Intellectual Property in the Materials for use in any manner and in all media now known or in the future devised;

(b)	warrants to the Company that:

(i)	it will not either on its own or via a third party or provide assistance to a third party to breach, infringe or circumvent the intellectual property rights of the Company in the Materials or any intellectual property owned or licensed by the Company;

(ii)	the use and exploitation of the Materials by the Company will not constitute an infringement of the copyright, other Intellectual Property rights, or Moral Rights held by a third party or a breach of a duty of confidence owed to a third party;

(iii)	the Contractor has not entered, and will not enter, into any agreement that would prevent or limit the Company’s rights under this Agreement; and

(iv)	the Contractor has not, and will not, charge or otherwise encumber, assign or in any way deal with the Materials.

1048 Irvine Ave ● Suite 1004 ● Newport Beach, CA ● 92660 ● (949) 427-8585 ● www.oceanstreetpartners.com

ARTICLE XII-MISCELLANEOUS

This Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the Parties.

The parties hereby acknowledge that no representations or warranties have been made other than those expressly recorded in this Agreement and that, in respect of this Agreement or any part of it including the transactions contemplated pursuant to this Agreement, no party has relied or will rely upon any representations or information, whether oral or written, previously provided to or discovered by it.

No agreements hereafter made between the Parties shall be binding on either Party unless reduced to writing and signed by an authorized officer of the Party bound thereby.

This Agreement may be executed in counterpart signatures, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or scanned email transmission or DocuSign, or equivalent, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

The invalidity, illegality, or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality, or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal, or unenforceable in any respect, this Agreement shall be reformed, construed, and enforced as if such invalid, illegal, or unenforceable provision had never been contained herein.

Each party must pay its costs of entering into and negotiation of this Agreement.

(Signature Page to Follow)

1048 Irvine Ave ● Suite 1004 ● Newport Beach, CA ● 92660 ● (949) 427-8585 ● www.oceanstreetpartners.com

OCEAN STREET
- - P A R T N E R S - -

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first noted above.

GELTEQ PTY LTD

/s/ NATHAN GIVONI		DATE 18/10/23
BY:	NATHAN GIVONI
ITS:	CEO & BOARD DIRECTOR
(I acknowledge that I have the authority to bind the corporation)

OCEAN STREET PARTNERS, INC.

/s/ Authorized Signatory		DATE 10/15/23
BY:	Authorized Signatory
ITS:	PRESIDENT
(I acknowledge that I have the authority to bind the corporation)

1048 Irvine Ave ● Suite 1004 ● Newport Beach, CA ● 92660 ● [*****] ● www.oceanstreet partners.com

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

EXHIBIT A

COMPENSATION

Item No	Item	Description
1.	Date of Agreement	15 October 2023
2.	Company details	Company name	Gelteq Ltd
		ACN	916 501 254
		Address	[*****]
		Contact	[*****]
		Email	[*****]
3.	Contractor details	Company name	Ocean Street Partners Inc
		Company Number	[insert]
		Address	[*****]
		Phone	[*****]
		Email	[*****]
4.	Representative details	Name	[*****]
		Phone	[*****]
		Email	[*****]
5.	Commencement Date	15 October 2023
6.	Services	Pre IPO Services (a) Evaluate and assist in any potential joint venture and/or business development candidates for the Company. (b) Interface, screen and potentially manage outside service providers including, but not limited to, assisting Investor and Media Relations on Company investor decks both pre and post IPO. (c) Advise with recommendations regarding corporate financing including the structuring, terms, and content of bank loans, institutional loans, private debt funding, mezzanine financing, and other equity or debt financing of a public and/or private nature and work with Company to assemble and organize due diligence materials for presentation to potential financing sources.

1048 Irvine Ave ● Suite 1004 ● Newport Beach, CA ● 92660 ● (949) 427-8585 ● www.oceanstreetpartners.com

(d) Introduce the Company to business development opportunities, and capital sources to provide equity and/or debt financing.

(e) Review and provide advice and/or assistance in the presentation, design, style and functionality of the Company’s public communication materials, including the Company’s website and corporate presentations from time to time at various industry and/or investment banking conferences and tradeshows for the purpose of raising the public awareness of the Company and its properties.

(f) Assist with a NASDAQ IPO and listing with an estimated goal of a successful listing on or before December 31, 2023.

Post IPO Services

(a) Work with the Company on what services and compliance matters will be required for the Company to comply with its obligations as a listed entity and assisting with such obligations.

(b) Advice regarding the Company’s obligations as a NASDAQ listed entity.

(c) Advice regarding the regulations and standards and best practice that the Company must adhere to as a NASDAQ listed entity.

(d) Assist with any relevant policies and procedures required by the Company to comply with its listing obligations.

(e) Review the Company’s systems and process in particular with regards to reporting obligations.

(f) Provide the Company with advice on its reporting obligations.

(g) Review and advise on the Company’s corporate governance policies and procedures.

(h) Advice on board composition and diversity and meeting requirements.

Anything to the contrary in this Agreement notwithstanding, the services to be rendered by Consultant shall not include any activities which could be deemed by the Securities and Exchange Commission to constitute activities requiring Consultant to be registered as a broker-dealer under the Securities Exchange Act of 1934, as amended.

7.	Contract Fee	For the purposes of this Agreement, the Listing Date is achieved if the Company, with the assistance of R.F. Lafferty has listed on the NASDAQ exchange by 31st December 2023 and will be the date that the Company is listed on the NASDAQ. If the listing has not occurred by that date, or if this Agreement is terminated prior to the Listing Date then the Listing Date will not have been achieved.

1048 Irvine Ave ● Suite 1004 ● Newport Beach, CA ● 92660 ● (949) 427-8585 ● www.oceanstreetpartners.com

Shares

Upon listing, 20,000 Common Shares in the Company are to be issued to the Contractor.

If the Listing Date is not achieved, through no fault of the Company, by 31 December 2023 then the parties agree that the Contractor will not be eligible for the Shares.

Cash bonus

The Company agrees to pay the Consultant the amount of US$100,000 within 5 business days of the Listing Date and receipt by the Company of the net proceeds of the listing.

If the Listing Date is not achieved, through no fault of the Company, by 31 December 2023 then the parties agree that the Contractor will not be eligible for the Cash Bonus.

Business development

Should any potential business development opportunities arise through contacts of Contractor, then the Company agrees to pay the Contractor the BD Fee provided that:

(c) the contact was not known to the Company at the time of the Contractor making an introduction;

(d) if prior to the Company’s IPO: a executed business opportunity to the Company exceeds US$500,000 in sales revenue is executed after the date of this Agreement;.

(e) if after the Company’s IPO: the business opportunity to the Company exceeds US$1,000,000;

(f) provided that there are no fees owed on that transaction to any third party including R.F. Lafferty.

The BD Fee will be:

(g) if prior to the Company’s IPO: three quarters of one percent (0.75%) of the total number of Ordinary Shares in the Company issued as at the time of execution of this Agreement; or

(h) if after the Company’s IPO: three quarters of one percent (0.75%) of the total number of Ordinary Shares in the Company as at the time of execution of this Agreement.

Reimbursement

The Company agrees to reimburse reasonable out of pocket expenses incurred by the Consultant that have been approved by the Company prior to being incurred.

1048 Irvine Ave ● Suite 1004 ● Newport Beach, CA ● 92660 ● (949) 427-8585 ● www.oceanstreetpartners.com